Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333‑298129

PROSPECTUS SUPPLEMENT
(To Prospectus Dated August 14, 2026)

1,071,428 Shares

QNB CORP.

Common Stock

We are offering 1,071,428 shares of our common stock, par value $0.625 per share.

In connection with this offering, our common stock was approved for listing on The Nasdaq Stock Market, LLC (“Nasdaq”) under the symbol “QNBC” and will commence trading on the Nasdaq Capital Market on August 20, 2026. At the open of market on August 20, 2026, our common stock will cease to be traded on the OTCQX Market. On August 19, 2026, the closing price of our common stock on the OTCQX was $43.51 per share. Investing in our common stock involves risks. Before investing in our common stock, you should consider the information under the heading “Risk Factors” beginning on page S‑9 of this prospectus supplement, on page 6 of the accompanying prospectus and under the heading “Part I. Item 1A. Risk Factors” in our Annual Report on Form 10‑K for the year ended December 31, 2025, which is incorporated herein by reference.

We are a “smaller reporting company” under Rule 405 of Regulation S‑K under the Securities Act of 1933, as amended (“Securities Act”), and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the accompanying prospectus, the documents incorporated herein and therein by reference, and future filings. See the section entitled “Prospectus Supplement Summary—Implications of Being a Smaller Reporting Company.”

	Per Share	Total(1)
Public offering price	$42.00	$44,999,976
Underwriting discounts and commissions(2)	$2.52	$2,699,999
Proceeds, before expenses, to us	$39.48	$42,299,977

(1) Assumes no exercise of the underwriters’ option to purchase additional shares described below.
(2) The underwriters will also be reimbursed for certain expenses incurred in this offering. See “Underwriting” for details.

We have granted the underwriters an option, exercisable not later than 30 days after the date of this prospectus supplement, to purchase up to an additional 160,714 shares of common stock from us on the same terms and conditions set forth above.

None of the U.S. Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation, or the FDIC, the Board of Governors of the Federal Reserve System, or the Federal Reserve, the Pennsylvania Department of Banking and Securities, or any other regulatory authority has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Shares of our common stock are not savings accounts, deposits or other obligations of any bank or non‑bank subsidiary of QNB Corp. and are not insured or guaranteed by the FDIC or any other governmental agency.

The underwriters are offering the shares of our common stock as set forth in the “Underwriting” section of the prospectus supplement. The underwriters expect to deliver the shares of common stock in book-entry form only through the facilities of The Depository Trust Company, against payment on or about August 21, 2026.

Brean Capital, LLC Performance Trust Capital Partners

Prospectus Supplement dated August 19, 2026.

table of contents

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This document is composed of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock, including the price, the number of shares of our common stock being offered, the risks of investing in this offering of our common stock and certain other matters relating to us and our financial condition. This prospectus supplement also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part of this document is the accompanying prospectus, dated August 14, 2026, which is included as part of our shelf registration statement on Form S‑3 (File No. 333‑298129). That registration statement and the accompanying prospectus provide more general information about securities that we may offer from time to time, some of which may not apply to this offering. It is important for you to read and consider carefully all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any permitted free writing prospectuses we have authorized for use with respect to this offering before investing in our common stock. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for additional information.

This prospectus supplement, or the information incorporated by reference in this prospectus supplement, may add, update or change information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will supersede the information in the accompanying prospectus.

In various places in this prospectus supplement and the accompanying prospectus, we refer you to sections of other documents for additional information by indicating the caption heading of the other sections. All cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise indicated.

In this prospectus supplement, “we,” “our,” “us,” “QNB,” or “the Company” refers to QNB Corp., a Pennsylvania corporation, and our consolidated subsidiary, QNB Bank, a Pennsylvania state-chartered commercial bank, unless the context indicates that we refer only to the parent company, QNB Corp. In this prospectus supplement, the “Bank” refers to QNB Bank, our banking subsidiary. Unless otherwise indicated, information presented in this prospectus supplement assumes the underwriters’ option to purchase additional shares from us is not exercised.

Neither the Company nor the underwriters have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of, the Company, or to which the Company has referred you. Neither the Company nor the underwriters take any responsibility for, or can provide any assurance as to the reliability of, any information that others may give you. If any information in this prospectus supplement is inconsistent with the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, you should rely on the information in this prospectus supplement. You should not assume that the information provided in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the date of the document in which that information is contained. Our business, financial condition, liquidity, results of operations and prospects may have changed since the date of any document in which such information is contained.

Neither the Company nor the underwriters are offering to sell nor seeking an offer to buy our common stock in any jurisdiction where such offers and sales are not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our common stock in certain jurisdictions may be restricted by law.

Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of our common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used for or in connection with, an offer or solicitation by any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation, and this prospectus supplement and the accompanying prospectus may not be delivered to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting” in this prospectus supplement.

S-i

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the United States Securities and Exchange Commission, or the SEC. Our filings with the SEC are also available to the public through the SEC’s website at www.sec.gov.

Our annual, quarterly and current reports and any amendments to those reports, and proxy statements are also available over the Internet at ir.qnbbank.bank under the “Financials” section of the “Investors Relations” page. All internet addresses provided in this prospectus supplement or the accompanying prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our website, or any other website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement or the accompanying prospectus or other offering materials.

We have filed a shelf registration statement (File No. 333‑298129) with the SEC registering the offering of various of our securities, including the shares of our common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of that registration statement. The registration statement may contain additional information that may be important to you. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to, or incorporated by reference, in this prospectus supplement and the accompanying prospectus are not necessarily complete and, where that contract or document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. You may obtain from the SEC copies of the registration statement and the related exhibits that we filed with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. Any information incorporated by reference into this prospectus supplement and the accompanying prospectus is considered a part of the information contained herein and therein. We are incorporating by reference in this prospectus supplement, and have incorporated by reference in the accompanying prospectus, the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, except in each case as to any portion of any report or document that is deemed furnished to the SEC and not deemed filed under such provisions:

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our Annual Report on Form 10‑K for the year ended December 31, 2025, filed with the SEC on March 16, 2026;
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the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 30, 2026 that are incorporated by reference in our Annual Report on Form 10‑K for the year ended December 31, 2025;
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our Quarterly Reports on Form 10‑Q for the quarter ended March 31, 2026, filed with the SEC on May 5, 2026, and for the quarter ended June 30, 2026, filed with the SEC on August 10, 2026;
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our Current Reports on Form 8‑K filed with the SEC on February 19, 2026, February 25, 2026, April 7, 2026, May 13, 2026, June 8, 2026, June 10, 2026, and August 7, 2026; and
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the description of our common stock contained in the Registration Statement on Form 10 pursuant to which our common stock was registered under Section 12 of the Exchange Act as updated by Exhibit 4.1 to our Annual Report on Form 10‑K for the year ended December 31, 2020.

The information contained in this prospectus supplement and the accompanying prospectus will be updated and supplemented by the information contained in the filings we make with the SEC in the future and that are incorporated by reference into this prospectus supplement and the accompanying prospectus as described above. The information contained in those future filings will be considered to be part of this prospectus supplement and the accompanying prospectus and will automatically update and supersede, as appropriate, the information contained in this prospectus supplement and the accompanying prospectus and contained in the filings previously filed with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Upon written or oral request, we will provide, without charge, to each person to whom a copy of this prospectus supplement and the accompanying prospectus is delivered a copy of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. You may request a free copy of these filings by writing or telephoning us at the following address:

QNB Corp.
15 North Third Street
Quakertown, Pennsylvania 18951
Attention: Corporate Secretary
Telephone: (215) 538‑5600

SPECIAL CAUTIONARY NOTE REGARDING FORWARD‑LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections, and statements of our beliefs concerning future events, business plans, objectives, expected operating results, and the assumptions upon which those statements are based. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phases of similar meaning. To the extent that this discussion describes prior performance, the descriptions relate only to the periods listed, which may not be indicative of our future financial outcomes. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. Such forward-looking statements are based on various assumptions (some of which may be beyond our control) and are subject to risks and uncertainties, which change over time, and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, the following:

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credit quality deterioration, fluctuation in real estate market values, or other uncertainties, including the impact of inflationary pressures, or the resurgence of elevated levels of inflation in the United States and our market areas, on economic conditions and our business, resulting in an increase in the allowance for credit losses, an increase in the credit loss expense, and a reduction in net earnings;
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the effects of sustained high interest rates, including on our net income and the value of our securities portfolio;
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the effects of potential further reductions in interest rates, which could negatively impact the pricing of our loans and deposits and decrease our net interest income or net interest margin;
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inflation and fluctuations in interest rates that reduce our margins and yields, the fair value of financial instruments, the level of loan originations or prepayments on loans we have made and make, the level of loan sales and the cost we pay to retain and attract deposits and secure other types of funding;
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changes in the economic environment, competition, or other factors that may affect our ability to originate loans and acquire deposits and the quality of the loan portfolio and loan and deposit pricing;
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fluctuations in the value and credit quality of our investment securities;
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volatility and deterioration in the credit and equity markets;
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changes in consumer spending, borrowing and savings habits;
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governmental monetary and fiscal policies, including changes in the monetary policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System;
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uncertainty regarding United States fiscal debt, deficit and budget matters;
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changes in and uncertainty related to benchmark interest rates used to price loans and deposits;
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legislative and regulatory changes, including changes in banking, securities, trade, and tax laws and regulations and their application by our regulators;
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the ability to attract and retain key executives and employees experienced in banking and financial services;
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the sufficiency of the allowance for credit losses to absorb the amount of actual losses inherent in our existing loan portfolio;
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our ability to adapt successfully to technological changes to compete effectively in the marketplace;

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credit risks and risks from concentrations (by geographic area and by industry) within our loan portfolio;
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the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds, financial technology companies, and other financial institutions operating in our markets or elsewhere or providing similar services;
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the ability to successfully manage growth or implement growth strategies if we are unable to identify attractive markets, locations or opportunities to expand in the future, expand into new markets, or successfully implement new product lines;
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the effects of soundness of other financial institutions;
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the failure of assumptions underlying the establishment of allowances for credit losses and estimation of values of collateral and various financial assets and liabilities;
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volatility of rate-sensitive deposits;
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operational risks, including data processing system failures or fraud;
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our ability to control expenses;
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asset/liability matching risks and liquidity risks;
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the costs, effects and outcomes of existing or future litigation;
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changes in general economic, political, or industry conditions, nationally, internationally or in the communities in which we conduct business, including the risk of a recession;
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changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies and the Financial Accounting Standards Board;
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war or terrorist activities, widespread disease or pandemic, severe weather, natural or man-made disasters, regional or national civil unrest, or other adverse external events, which may cause deterioration in or otherwise affect the economy or disrupt or cause instability in credit markets;
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the occurrence of fraudulent activity, breaches, or failures of our or our third-party vendors’ information security controls or cyber-security related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools;
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interruptions involving our information technology and telecommunications systems or third-party servicers, including as a result of cybersecurity-related incidents;
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the imposition of tariffs or other domestic or international governmental policies;
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our use of the net proceeds from this offering for general corporate purposes, which may include a balance sheet restructuring through the repositioning of a portion of our available-for-sale fixed income securities portfolio, redemption of a portion of our subordinated notes, funding new loans and supporting our capital ratios and our continued growth;
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material weaknesses in our internal control over financial reporting; and
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factors and risks described under the heading “Risk Factors” in our Annual Report on Form 10‑K and in other reports we file with the SEC.

The foregoing factors could cause results or performance to materially differ from those expressed in our forward-looking statements, should not be considered exhaustive, and should be read together with other cautionary statements that are included in this prospectus supplement, in the accompanying prospectus and in the documents incorporated herein by reference, including in our Annual Report on Form 10‑K for the year ended December 31, 2025, in our Quarterly Reports on Form 10‑Q for the periods ended March 31, 2026, and June 30, 2026, and other filings we may make with the SEC, copies of which are available from us at no charge. New risks and uncertainties may emerge from time to time, and it is not possible for us to predict their occurrence or how they will affect us. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance, or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this prospectus supplement and the accompanying prospectus. Therefore, we caution you not to place undue reliance on our forward-looking information and statements. Any forward-looking statement speaks only as of the date on which it is made and we disclaim any duty to revise or update the forward-looking statements, whether written or oral, to reflect actual results or changes in the factors affecting the forward-looking statements, except as specifically required by law.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary provides a brief overview of certain information appearing elsewhere in this prospectus supplement and the documents incorporated by reference herein, which are described under “Incorporation of Certain Documents by Reference.” Because it is a summary, it does not contain all the information that may be important to you. Before making an investment decision, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors” in this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, and including the financial statements and the accompanying notes contained in such documents.

QNB Corp.

The Company was incorporated under the laws of the Commonwealth of Pennsylvania on June 4, 1984. The Company is registered with the Board of Governors of the Federal Reserve System as a bank holding company under the Bank Holding Company Act of 1956 and conducts its business through its wholly-owned subsidiary, QNB Bank (the “Bank”).

Prior to December 28, 2007, the Bank was a national banking association organized in 1877 as The Quakertown National Bank, was chartered under the National Banking Act and was subject to Federal and state laws applicable to national banks. Effective December 28, 2007, the Bank became a Pennsylvania chartered commercial bank and changed its name to QNB Bank. The Bank, whose principal office is located in Quakertown, Bucks County, Pennsylvania, operated fourteen full-service community banking offices in Bucks, Montgomery and Lehigh counties in southeastern Pennsylvania as of June 30, 2026.

The Bank is engaged in the general commercial banking business and provides a full range of banking services to its customers. These banking services consist of, among other things, attracting deposits and using these funds in making commercial loans, residential mortgage loans, consumer loans, and purchasing investment securities. These deposits are in the form of time, demand and savings accounts. Time deposits include certificates of deposit and individual retirement accounts. The Bank’s demand and savings accounts include money market accounts, interest-bearing demand accounts (including a higher yielding checking account), club accounts, traditional statement savings accounts, and a higher yielding online savings account.

As a bank holding company, the Company is subject to regulation under the Bank Holding Company Act of 1956, as amended, and the examination and reporting requirements of the Federal Reserve. As a state-chartered commercial bank, the Bank is subject to regulation, supervision and examination by the Pennsylvania Department of Banking and Securities. As a state-chartered bank that is not a member of the Federal Reserve System, it is also subject to regulation, supervision and examination by the Federal Deposit Insurance Corporation. Other federal and state laws, including various consumer and compliance laws, govern the activities of the Bank, the investments that it makes and the aggregate amount of loans that it may grant to one borrower.

At June 30, 2026, QNB had consolidated total assets of $2.40 billion, total deposits of $2.07 billion and total shareholders’ equity of $183.5 million.

Our principal executive office is located at 15 North Third Street, Quakertown, Pennsylvania 18951 and our telephone number is (215) 538‑5600. In connection with this offering, our common stock was approved for listing on Nasdaq under the symbol “QNBC” and will commence trading on the Nasdaq Capital Market on August 20, 2026. At the open of market on August 20, 2026, our common stock will cease to be traded on the OTCQX Market.

On April 1, 2026, QNB closed the acquisition of The Victory Bancorp, Inc. ("Victory"), a highly complimentary community banking franchise headquartered in Limerick, Pennsylvania, which expanded our presence deeper into Montgomery County, Pennsylvania. This strategic combination brings together two relationship-focused institutions with shared values, similar operating cultures, and strong community ties. Results for the three and six months June 30, 2026 included three months of post-merger activity related to the acquisition of Victory.

Additional information about us and our subsidiaries may be found in the documents incorporated by reference into this prospectus supplement. See “Where You Can Find More Information.”

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies if either (i) our common stock held by non‑affiliates is less than $250 million measured on the last business day of our second fiscal quarter, or (ii) our annual revenues is less than $100 million during the most recently completed fiscal year and our common stock held by non‑affiliates is less than $700 million measured on the last business day of our second fiscal quarter.

THE OFFERING
Issuer	QNB Corp., a Pennsylvania corporation
Shares of common stock offered by us	1,071,428 shares (or 1,232,142 shares if the underwriters exercise in full their option to purchase additional shares).
Shares of common stock to be outstanding after the offering	6,048,589 shares (or 6,209,303 shares if the underwriters exercise in full their option to purchase additional shares).
Public offering price per share	$42.00
Use of proceeds

We estimate that the net proceeds that we will receive from this offering will be approximately $42.0 million, after deducting underwriting discounts and commissions and our estimated expenses, or approximately $48.3 million if the underwriters exercise the option to purchase additional shares in full. We intend to use the net proceeds from this offering for general corporate purposes, which may include a balance sheet restructuring through the repositioning of a portion of our available-for-sale fixed income securities portfolio, redemption of a portion of our subordinated notes, funding new loans and supporting our capital ratios and our continued growth. See “Use of Proceeds.”

Dividend policy

Holders of our common stock are only entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for dividends. On June 12, 2026, we paid a quarterly cash dividend of $0.39 per share on our outstanding common stock. While we have historically paid quarterly cash dividends on our common stock, see “Risk Factors—Risks Related to an Investment in Our Common Stock and the Offering—Our dividend policy may change without notice, we may not pay dividends on our common stock in the future, and our ability to pay dividends is subject to certain restrictions” on page S‑11 of this prospectus supplement.

Risk factors

You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page S‑9 in this prospectus supplement and the accompanying prospectus, and under the heading “Part I. Item 1A. Risk Factors” in our Annual Report on Form 10‑K for the year ended December 31, 2025, which is incorporated by reference into this prospectus supplement, along with all other information included in and incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding to invest in our common stock.

Lock-up agreements

We and each of our executive officers and directors have entered into lock-up agreements, which restrict such persons from engaging in certain transactions in our securities during the Lock-Up Period (as defined below) without the consent of the underwriters. See “Underwriting—Lock-Up Agreements” in this prospectus supplement.

Listing and trading symbol

In connection with this offering, our common stock was approved for listing on Nasdaq under the symbol “QNBC” and will commence trading on the Nasdaq Capital Market on August 20, 2026. At the open of market on August 20, 2026, our common stock will cease to be traded on the OTCQX Market.

Transfer Agent	Computershare Trust Company, N.A.

Unless otherwise noted, references in this prospectus supplement to the number of shares of our common stock outstanding after this offering are based on 4,977,161 shares of our common stock issued and outstanding as of June 30, 2026. Except as otherwise indicated, the information in this prospectus supplement:

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includes 13,000 unvested restricted stock shares outstanding as of June 30, 2026;
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excludes outstanding options to purchase 179,675 shares of our common stock;

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excludes 450,000 shares of our common stock reserved for issuance under the QNB Corp. 2025 Stock Incentive Plan, as of June 30, 2026;
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assumes no exercise of the underwriters’ option to purchase additional shares of our common stock; and
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does not attribute to any director or executive officer any purchases of shares of our common stock in this offering.

RISK FACTORS

An investment in our common stock involves a significant degree of risk. The material risks and uncertainties that management believes affect us are described below. Before you decide to invest in our common stock, you should carefully read and consider all of the information contained in this prospectus supplement, including the risks and uncertainties described below and under “Special Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement, and the other documents incorporated by reference into this prospectus supplement, including the risks and uncertainties described under “Risk Factors” in the accompanying prospectus, our Annual Report on Form 10‑K for the year ended December 31, 2025, and our Quarterly Reports on Form 10‑Q for the quarters ended March 31, 2026, and June 30, 2026. Any of these risks, if they are realized, could have an adverse effect on our business, financial condition and results of operations, and consequently, the value of our common stock. In any such case, you could lose all or a portion of your original investment. Further, additional risks and uncertainties not currently known to us or that we currently believe to be immaterial may also adversely affect us. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. See the section entitled “Special Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to an Investment in Our Common Stock and the Offering

Future sales or the possibility of future sales of our common stock could depress the market price of our common stock.

Our articles of incorporation authorize us to issue up to 10,000,000 shares of common stock. Following the completion of this offering, we will have issued and outstanding 6,048,589 shares of our common stock (or 6,209,303 shares if the underwriters exercise their option to purchase additional shares in full), a significant portion of which will be freely transferable without restriction or further registration under the Securities Act. We, our executive officers and our directors holding, in the aggregate, 567,651 shares of our common stock as of June 30, 2026 (representing approximately 11.4% of our outstanding shares of common stock as of such date), have agreed not to sell any shares of our common stock for a period of 90 days from the date of this prospectus supplement, or the Lock-Up Period, subject to certain exceptions. See the section entitled “Underwriting.” Following the expiration of the Lock-Up Period, all of these shares will be eligible for resale under Rule 144 of the Securities Act, subject to any applicable holding period requirements and volume limitations. In addition, the underwriters, at any time and without notice, may release all or any portion of the common stock subject to such lock-up restrictions. The remaining shares of our common stock outstanding prior to this offering are not subject to lock-up agreements and they may be freely resold at any time, subject to the restrictions described in this prospectus supplement, if applicable, for affiliate holders. The shares of our common stock being offered and sold in this offering will also generally be available for resale into the public markets. See the section entitled “Underwriting.”

We may also issue additional shares in the future for various purposes without any action or approval by our shareholders, and these shares, once issued, will be available for sale into the public market, subject to the restrictions described in this prospectus supplement, if applicable, for affiliate holders. The market price for our common stock may decline significantly when the restrictions on resale by our existing shareholders lapse. Actual or anticipated issuances or sales of substantial additional amounts of our common stock following this offering could cause the market price of our common stock to decline significantly and make it more difficult for us to sell equity or equity-related securities in the future on favorable terms, or at all. We cannot predict the size of future issuances of our common stock or the effect, if any, that future issuances and sales of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock, or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock. Further, a decline in the market price of our common stock might impede our ability to raise capital through the issuance of additional common stock or other equity securities.

The market price of our common stock may be volatile, and we may not be able to meet investor or analyst expectations. You may not be able to resell your shares at or above the price you paid and may lose part or all of your investment as a result.

Our stock price has fluctuated from a low of $32.95 to a high of $45.00 between January 2, 2025 and August 19, 2026. Volatility in the market price of our common stock may negatively impact the price at which our common stock may be sold and may also negatively impact the timing of any sale. The market price of our common stock may continue to fluctuate widely in response to a variety of factors including the risk factors described herein and, among other things:

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actual or anticipated variations in quarterly or annual operating results, financial conditions, or credit quality;
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changes in business or economic conditions;

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changes in accounting standards, policies, guidance, interpretations, or principles;
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prevailing interest rates;
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changes in recommendations or research reports about us or the financial services industry in general published by securities analysts;
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the failure of securities analysts to cover, or to continue to cover, us;
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changes in financial estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to us or other financial institutions;
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news reports relating to trends, concerns, and other issues in the financial services industry;
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reports related to the impact of natural or man-made disasters in our market;
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perceptions in the marketplace regarding us and or our competitors;
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sudden increases in the demand for our common stock, including as a result of any “short squeezes”;
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significant acquisitions or business combinations, strategic partnerships, joint ventures, or capital commitments by or involving us or our competitors;
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additional investments from third parties;
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additions or departures of key personnel;
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future sales or issuance of additional shares of our common stock;
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fluctuations in the market price of our competitors’ common stock and the operating results of our competitors;
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changes or proposed changes in laws or regulations, or differing interpretations thereof, affecting our business, or enforcement of these laws or regulations;
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new technology used, or services offered, by competitors;
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additional investments from third parties; or
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geopolitical conditions such as acts or threats of terrorism, pandemics, or military conflicts.

In particular, the realization of any of the risks described in this section or under the heading “Part I. Item 1A. Risk Factors” in our Annual Report on Form 10‑K for the year ended December 31, 2025, which is incorporated herein by reference, could have an adverse effect on the market price of our common stock and cause the value of your investment to decline. In addition, the stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the market price of our common stock over the short, medium or long term, regardless of our actual performance. If the market price of our common stock reaches an elevated level following this offering, it may materially and rapidly decline. In the past, following periods of volatility in the market price of a company’s securities, shareholders have often instituted securities class action litigation. If we were to be involved in a class action lawsuit, it could divert the attention of our senior management and could adversely affect our business, financial condition and results of operations.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, or change their recommendations regarding our common stock or if our operating results do not meet their expectations, the market price of our common stock and trading volume could decline.

The trading market for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business. If one or more analysts begins to cover us and downgrades our common stock or publishes inaccurate or unfavorable research about our business, or our operating results do not meet their expectations, either absolutely or relative to our competitors, the market price of our common stock would likely decline. If analysts continue to not cover us or fail to publish reports about us regularly, (1) we could lose visibility in the financial markets, which in turn could cause the market price of our common stock or trading volume to decline and (2) demand for our common stock could decrease, which could cause the market price of our common stock and trading volume to decline. If we fail to meet the expectations of analysts for our operating results, the market price of our common stock would likely decline.

We depend on the Bank for cash flow, and the Bank’s ability to make cash distributions is restricted, which could impact our ability to satisfy our obligations.

We are a bank holding company with no material activities other than activities incidental to holding the common stock of the Bank. Our principal source of funds to pay distributions on our common stock and service any of our obligations, other than further issuances of securities, is dividends received from the Bank. The holding company, QNB Corp., is a legal entity separate and distinct from the Bank. Furthermore, the Bank is not obligated to pay dividends to us, and any dividends paid to us would depend on the earnings or financial condition of the Bank, various business considerations, and applicable law and regulation. As is generally the case for banking institutions, the profitability of the Bank is subject to the fluctuating cost and availability of money, changes in interest rates, and economic conditions in general. In addition, various federal statutes and regulations limit the amount of dividends that the Bank may pay to us without regulatory approval.

Our dividend policy may change without notice, we may not pay dividends on our common stock in the future, and our ability to pay dividends is subject to certain restrictions.

We have historically paid quarterly cash dividends on our common stock. On June 12, 2026, we paid a quarterly cash dividend of $0.39 per share on our outstanding common stock.

Holders of our common stock are entitled to receive only such dividends as our board of directors may declare out of funds legally available for such payments. Our board of directors may, in its sole discretion, change the amount or frequency of dividends or discontinue the payment of dividends entirely. The timing, declaration, amount and payment of future cash dividends, if any, will be within the discretion of our board of directors and will depend upon then-existing conditions, including our results of operations, financial condition, capital requirements, investment opportunities, growth opportunities, any legal, regulatory, contractual or other limitations on our ability to pay dividends and other factors our board of directors may deem relevant. In addition, we are a bank holding company, and our ability to declare and pay dividends is dependent on federal regulatory considerations, including the guidelines of the Federal Reserve regarding capital adequacy and dividends. It is the policy of the Federal Reserve that bank holding companies should generally pay dividends on common stock only out of earnings, and only if prospective earnings retention is consistent with the organization’s expected future needs, asset quality and financial condition, and that bank holding companies should inform and consult with the Federal Reserve in advance of declaring and paying a dividend that exceeds earnings for the period for which the dividend is being paid. If the Company effectuates a balance sheet restructuring transaction, it is possible that the Company would be required to seek the Federal Reserve’s non‑objection prior to declaring dividends. Any future payment of dividends will also depend on the Bank’s ability to make distributions and payments to the Company, as these distributions and payments are our principal source of funds to pay dividends. The Bank is also subject to various legal, regulatory and other restrictions on its ability to make distributions and payments to the Company. In addition, in the future, we may enter into borrowing or other contractual arrangements that restrict our ability to pay dividends. As a consequence of these various limitations and restrictions, we may not be able to make, or may have to reduce or eliminate, the payment of dividends on our common stock. Any change in the level of our dividends or the suspension of the payment thereof could have an adverse effect on the market price of our common stock. See also “Item 1. Business— Regulatory Restrictions on Dividends” in our Annual Report on Form 10‑K for the year ended December 31, 2025, which is incorporated by reference into this prospectus supplement.

The holders of our debt obligations will have priority over our common stock with respect to payment in the event of liquidation, dissolution or winding up and with respect to the payment of interest.

In any liquidation, dissolution or winding up of the Company, our common stock would rank below all claims of debt holders against us. As of June 30, 2026, we had $54.65 million of subordinated notes outstanding. We could also incur future debt obligations in the future to raise additional capital. In such event, holders of our common stock will not be entitled to receive any payment or other distribution of assets upon the liquidation, dissolution or winding up of the Company until after all of our obligations to the debt holders are satisfied and holders of subordinated debt have received any payment or distribution due to them. In addition, we may be required to pay interest on future debt obligations before we would be able to pay any dividends on our common stock. Since any decision to issue debt securities or incur other borrowings in the future will depend on market conditions and other factors beyond our control, the amount, timing, nature or success of our future capital raising efforts is uncertain. Thus, holders of our common stock bear the risk that our future issuances of debt securities or our incurrence of other borrowings will negatively affect the market price of our common stock.

Our management will have broad discretion in allocating the net proceeds of the offering. Our failure to effectively utilize such net proceeds may have an adverse effect on our financial performance and the value of our common stock.

We intend to use the net proceeds from this offering for general corporate purposes, which may include a balance sheet restructuring through the repositioning of a portion of our available-for-sale fixed income securities portfolio, redemption of a portion of our subordinated notes, funding new loans and supporting our capital ratios and our continued growth. The timing and execution of the restructuring will be dependent on market conditions. However, we are not required to apply any portion of the net proceeds of this offering for any particular purpose and our management could use the proceeds for purposes other than those contemplated at the time of this offering. Accordingly, our management will have broad discretion in the application of the net proceeds from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. You will not have the opportunity, as part of your investment decision, to assess whether we are using the proceeds appropriately. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause the market price of our stock to decline.

Pennsylvania law and the provisions of our articles of incorporation and bylaws may have an anti‑takeover effect, and there are substantial regulatory limitations on changes of control of bank holding companies.

Certain provisions of our articles of incorporation and bylaws, as well as Pennsylvania law, and the Bank Holding Company Act, and Change in Bank Control Act, could delay or prevent a change of control that you may favor. Our articles of incorporation and bylaws include certain provisions that could delay a takeover or change in control of us, including: a staggered board of directors, the exclusive right of our board to fill any director vacancy; and advance notice requirements for shareholder proposals and director nominations.

Pennsylvania law has certain anti-takeover provisions that apply to Pennsylvania registered corporations (e.g., publicly traded companies) including those relating to (1) control share acquisitions, (2) disgorgement of profits by certain controlling persons, (3) business combination transactions with interested shareholders, and (4) the rights of shareholders to demand fair value for their stock following a control transaction. Each of these provisions could make it more difficult for another party to acquire the Company without the approval of the Company’s board of directors. These provisions are expected to discourage specific types of coercive takeover practices and inadequate takeover bids as well as to encourage persons seeking to acquire control to first negotiate with the Company. Although these provisions may have the effect of delaying, deferring or preventing a change in control, the Company believes that the benefits of increased protection through the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

If you purchase our common stock in this offering, you may incur immediate and substantial dilution in the book value of your shares.

If you purchase shares in this offering, the value of your shares based on our actual book value will immediately be less than the offering price you paid. As a result, investors purchasing stock in this offering may receive significantly less than the purchase price paid in this offering in the event of liquidation.

An investment in our common stock is not an insured deposit and is not guaranteed by the FDIC, so you could lose some or all of your investment.

An investment in our common stock is not a bank deposit and, therefore, is not insured against loss or guaranteed by the FDIC, any other deposit insurance fund or by any other public or private entity. Investment in our common stock is inherently risky for the reasons described herein, and is subject to the same market forces that affect the price of common stock in any company. As a result, if you acquire our common stock, you could lose some or all of your investment.

Risks Relating to Our Business and our Industry and Regulation

For risks associated with our business and industry, see the section entitled “Risk Factors” in our Annual Report on Form 10‑K for the year ended December 31, 2025, which is incorporated into this prospectus supplement by reference, as the same may be updated from time to time prior to the completion of this offering by our future filings under the Exchange Act.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $42.0 million, or approximately $48.3 million if the underwriters exercise in full their option to purchase additional shares, in each case, after deducting underwriting discounts and commissions and the estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, which may include a balance sheet restructuring through the repositioning of a portion of our available-for-sale fixed income securities portfolio, redemption of a portion of our subordinated notes, funding new loans and supporting our capital ratios and our continued growth. The timing and execution of the restructuring will be dependent on market conditions, although we expect to complete the restructuring before the end of the third quarter of 2026. We expect that this restructuring will involve the following:

•
The sale of fixed income securities with a book value of approximately $236 million, which carry an average yield of approximately 1.61% as of June 30, 2026;
•
Based upon our current estimates of market pricing, we expect to recognize a pre‑tax loss related to the repositioning of approximately $22 million, which may occur in the third quarter of 2026;
•
The subsequent purchase of debt securities with current-market yields. We expect to purchase approximately $125 million of new debt securities, at face value, to be classified as available-for-sale securities. Based on current market rates, we estimate the new securities would have an estimated aggregate yield of approximately 4.76%, but the actual yield will depend on market conditions at the time of purchase;
•
The subsequent funding of new loans upon current market terms. We expect to fund new loans with a book value of approximately $76 million which, based on current market terms, we estimate would have an estimated aggregate yield of approximately 6.50% and have an estimated average duration of approximately 3 years; and
•
The redemption of approximately $13 million of our subordinated notes, which have an average cost of approximately 9.43% as of June 30, 2026.

We expect that the new securities purchased will have a lower regulatory risk weighting than the securities sold in the repositioning. This change in regulatory risk weighting, the reduction in the size of the investment portfolio, and the net proceeds of the offering, would have resulted in a pro forma Common Equity Tier 1 capital ratio, on a consolidated basis, of approximately 12.08% as of June 30, 2026.

We intend to undertake the restructuring transactions outlined above with the objective of increasing the profitability of our investment portfolio, improving liquidity, strengthening our capital position and supporting future growth. The restructuring transactions and their results, as well as their outcomes for the Company and the Bank, will be subject to market conditions and other factors, including, but not limited to, regulatory approval for the redemption of a portion of our subordinated notes. Our board of directors and management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our board of directors and management with regard to the use of these net proceeds. Pending the use of the net proceeds from this offering as described above, we may invest the net proceeds in short-term liquid instruments.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2026:

•
on an actual basis; and
•
on an as adjusted basis to reflect the sale of 1,071,428 shares of our common stock offered by us at the public offering price of $42.00 per share in this offering, after deducting the underwriting discount and our estimated offering expenses (assuming the underwriters’ option to purchase additional shares from us is not exercised).

This table should be read in conjunction with, and is qualified in its entirety by reference to, the information appearing under “Use of Proceeds” included elsewhere in this prospectus supplement, our historical financial statements and related notes incorporated by reference into this prospectus supplement.

	As of June 30, 2026
(Dollars in thousands)	Actual	As Adjusted (1)
Assets:
Cash and due from banks	$26,799	$55,754
Long-term debt:
Subordinated debt	54,018	41,018
Total long-term debt	54,018	41,018
Shareholders’ equity:
Common stock, par value $0.625 per share; 10,000,000 shares; 4,977,161 shares issued and outstanding (actual) and 6,048,589 shares issued and outstanding (as adjusted)	3,241	3,911
Surplus	77,334	118,619
Retained earnings	150,764	150,764
Accumulated other comprehensive loss, net of tax	(43,788)	(43,788)
Treasury stock	(4,037)	(4,037)
Total shareholders' equity	$183,514	$225,469
Total capitalization	$264,331	$322,241
Capital ratios:(2)
Total risk-based capital (to risk-weighted assets)	14.30%	16.13%
Tier 1 capital (to risk-weighted assets)	11.04%	13.25%
Common equity Tier 1 capital (to risk-weighted assets)	11.04%	13.25%
Tier 1 capital (to average assets)	8.65%	10.26%

(1) Does not give effect to the application of the net proceeds of this offering. In addition, if the underwriters’ option is exercised in full, total shareholders’ equity would be $231.8 million.

(2) The as adjusted calculations for the risk-based capital ratios for the Company assume that the net proceeds from the sale of the common stock are invested in assets that carry a 0% risk weighting.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON‑U.S. HOLDERS

The following is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock by Non‑U.S. Holders (as defined below) that acquire our common stock in this offering and hold it as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This summary does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non‑U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), in each case in effect as of the date of this prospectus supplement. These authorities may change or be subject to differing interpretations at any time. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non‑U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the statements made and the conclusions reached in the discussion below. There can be no assurance the IRS or a court will agree with our position discussed below regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock. We cannot assure you that a change in law will not significantly alter the tax considerations described in this discussion.

This discussion does not address all U.S. federal income tax consequences relevant to a Non‑U.S. Holder’s particular circumstances, including the alternative minimum tax and the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non‑U.S. Holders subject to special rules, including, without limitation:

•
U.S. expatriates and former citizens or long-term residents of the United States;
•
persons who have elected to mark securities to market or who hold our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•
banks, insurance companies, and other financial institutions;
•
brokers, dealers or traders in securities;
•
“controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid U.S. federal income tax;
•
tax-exempt organizations, pension plans, tax-qualified retirement plans, or governmental organizations; and
•
persons deemed to sell our common stock under the constructive sale provisions of the Code.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner and the activities of the partnership. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON‑U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non‑U.S. Holder

For purposes of this discussion, a “Non‑U.S. Holder” is any beneficial owner of our common stock that is for U.S. federal income tax purposes:

•
a non‑resident alien;
•
a foreign corporation (or any other entity treated as a corporation for U.S. federal income tax purposes);
•
an estate, the income of which is not subject to U.S. federal income taxation regardless of its source; or

•
a trust that does not have in effect a valid election under the U.S. Treasury Regulations, to be treated as a United States person and either (i) no court within the United States is able to exercise primary supervision over the trust’s administration or (ii) no “United States person” (within the meaning of Section 7701(a)(30) of the Code) has the authority to control all substantial decisions of that trust.

Distributions on Common Stock

Distributions of cash or property on our common stock will generally constitute dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will first constitute a tax-free return of capital to the extent of a Non‑U.S. Holder’s adjusted tax basis in its common stock, but not below zero, and thereafter capital gain, which is subject to the tax treatment described below in the section entitled “—Sale or Other Taxable Disposition.”

Subject to the discussion below in the sections entitled “—Information Reporting and Backup Withholding” and “—FATCA Withholding” and the discussion below on effectively connected income, dividends paid to a Non‑U.S. Holder will generally be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends or such lower rate specified by an applicable income tax treaty. To receive a reduced withholding rate, a Non‑U.S. Holder must furnish a valid IRS Form W‑8BEN or W‑8BEN‑E (or other applicable documentation) certifying qualification for the lower treaty rate. A Non‑U.S. Holder that holds our common stock through a financial institution or other agent will be required to provide appropriate documentation to the financial institution or other agent, which then will be required to provide certification to us or our paying agent either directly or through other intermediaries. A Non‑U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced income tax treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If dividends paid to a Non‑U.S. Holder are effectively connected with the Non‑U.S. Holder’s conduct of a trade or business within the United States (and, as provided by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the Non‑U.S. Holder in the United States), the Non‑U.S. Holder will generally be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non‑U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W‑8ECI, certifying that the dividends are effectively connected with the Non‑U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates that also apply to U.S. persons. A Non‑U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non‑U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussion below under “–Information Reporting and Backup Withholding” and “–FATCA Withholding,” a Non‑U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•
the gain is effectively connected with the Non‑U.S. Holder’s conduct of a trade or business within the United States (and, if requested by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the Non‑U.S. Holder in the United States);
•
the Non‑U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•
we are or have been a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such Non‑U.S. Holder’s holding period for our common stock, or the relevant period, and the Non‑U.S. Holder (i) disposes of our common stock during a calendar year when our common stock is no longer regularly traded on an established securities market or (ii) owned (directly, indirectly and constructively) more than 5% of our common stock at any time during the relevant period.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates in the same manner as if such Non‑U.S. Holder were a resident of the United States. A Non‑U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non‑U.S. Holder for the year, provided the Non‑U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our United States real property interests as defined in the Code relative to the fair market value of our non‑U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Gain from a disposition of our common stock described in the third bullet point above will be subject to tax generally as if the gain were effectively connected with the conduct of a trade or business in the United States, except that the “branch profits tax” will not apply.

Information Reporting and Backup Withholding

Payments of dividends on our common stock and the payment of the proceeds from the sale of our common stock effected at a U.S. office of a broker generally will not be subject to backup withholding and the payment of proceeds from the sale of our common stock effected at a U.S. office of a broker will generally not be subject to information reporting, provided the applicable withholding agent does not have actual knowledge or reason to know the Non‑U.S. Holder is a United States person and the Non‑U.S. Holder either certifies its non‑U.S. status, such as by furnishing a valid IRS Form W‑8BEN or W‑8BEN‑E or other documentation upon which it may rely to treat the payments as made to a non‑U.S. person in accordance with Treasury Regulations or otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non‑U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

However, we are required to file information returns with the IRS in connection with any distribution on our common stock paid to the Non‑U.S. Holder, regardless of whether any tax was actually withheld. Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non‑U.S. Holder resides or is established.

Payment of the proceeds from the sale of our common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of our common stock by a Non‑U.S. Holder that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if (i) the proceeds are transferred to an account maintained by the Non‑U.S. Holder in the United States, (ii) the payment of proceeds or the confirmation of the sale is mailed to the Non‑U.S. Holder at a U.S. address or (iii) the sale has some other specified connection with the United States as provided in the Treasury Regulations, unless, in each case, the broker does not have actual knowledge or reason to know that the holder is a United States person and the documentation requirements described above are met or the Non‑U.S. Holder otherwise establishes an exemption.

In addition, a sale of our common stock will be subject to information reporting if it is effected at a foreign office of a broker that is (i) a United States person, (ii) a “controlled foreign corporation” for U.S. federal income tax purposes, (iii) a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period or (iv) a foreign partnership, if at any time during its tax year (a) one or more of its partners are “U.S. persons,” as defined in the Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or (b) such foreign partnership is engaged in the conduct of a trade or business in the United States, in each case unless the broker does not have actual knowledge or reason to know that the holder is a United States person and the documentation requirements described above are met or an exemption is otherwise established. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the holder is a United States person.

FATCA Withholding

Sections 1471 through 1474 of the Code and the Treasury Regulations issued thereunder (commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) impose a 30% withholding tax on dividends paid on our shares to, and (subject to the proposed Treasury Regulations discussed below) the gross proceeds derived from the sale or other disposition of our shares by, a foreign entity if the foreign entity is:

•
a “foreign financial institution” (as defined under FATCA) that does not furnish proper documentation, typically on IRS Form W‑8BEN‑E, evidencing either (i) an exemption from FATCA withholding or (ii) its compliance (or deemed compliance) with specified due diligence, reporting, withholding and certification obligations under FATCA or (iii) residence in a jurisdiction that has entered into an intergovernmental agreement with the United States relating to FATCA and compliance with the diligence and reporting requirements of the intergovernmental agreement and local implementing rules; or
•
a “non‑financial foreign entity” (as defined under FATCA) that does not provide sufficient documentation, typically on IRS Form W‑8BEN‑E, evidencing either (i) an exemption from FATCA or (ii) adequate information regarding substantial United States beneficial owners of such entity (if any).

Withholding under FATCA generally applies to payments of dividends on our shares and to payments of gross proceeds from a sale or other disposition of our shares. Withholding agents may, however, rely on proposed U.S. Treasury Regulations that would no longer require FATCA withholding on payments of gross proceeds. A withholding agent such as a broker, and not the Bank, will determine whether or not to implement gross proceeds FATCA withholding.

If a dividend payment is subject to withholding both under FATCA and the withholding tax rules discussed above in the section entitled “—Distributions on Common Stock,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Non‑U.S. Holders should consult their own tax advisors regarding these requirements and whether they may be relevant to their ownership and disposition of the shares.

Under certain circumstances, a Non‑U.S. Holder will be eligible for refunds or credits of withholding taxes imposed under FATCA by filing a United States federal income tax return. Prospective investors should consult their tax advisors regarding the effect of FATCA on their ownership and disposition of our shares.

UNDERWRITING

We have entered into an underwriting agreement, dated August 19, 2026, with Brean Capital, LLC and Performance Trust Capital Partners, LLC (collectively, the “underwriters”), with respect to the shares of our common stock being offered pursuant to this prospectus supplement. Subject to the terms and conditions set forth in the underwriting agreement, we will agree to sell, and each underwriter will severally and not jointly agree to purchase, from us, the number of shares of our common stock indicated in the following table:

Number of Shares
Brean Capital, LLC	535,714
Performance Trust Capital Partners, LLC	535,714
Total	1,071,428

The underwriters are offering the shares of our common stock subject to the satisfaction of a number of conditions described in the underwriting agreement, including receipt and acceptance of our common stock by the underwriters. The obligations of the underwriters to pay for and accept delivery of the shares offered by this prospectus supplement are subject to these conditions. The underwriting agreement between us and the underwriters provides that if any underwriter defaults, the purchase commitments of the non‑defaulting underwriters may be increased or this offering may be terminated.

In connection with this offering, the underwriters or securities dealers may distribute offering documents to investors electronically. See the section entitled “—Electronic Distribution.”

Underwriting Discount

Shares of our common stock sold by the underwriters to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares of our common stock sold by the underwriters to securities dealers may be sold at a discount of up to $1.512 per share from the public offering price. Any of these securities dealers may resell any shares of our common stock purchased from the underwriters to other brokers or dealers at a discount of up to $0.504 per share from the public offering price. If all of the shares of our common stock are not sold at the public offering price, the underwriters may change the offering price and the other selling terms. The underwriters reserve the right to reject an order for the purchase of shares, in whole or in part.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $2.52 per share. The following table shows the per share and total underwriting discounts to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Full Exercise of option to purchase additional shares	No Exercise of option to purchase additional shares
Per share	$2.52	$2.52
Total	$3,104,998	$2,699,999

We estimate the expenses of this offering, including registration and filing fees, printing fees, legal and accounting expenses, but not including the underwriting discount, to be approximately $170,000, and such expenses are payable by us. We also have agreed to reimburse the underwriters for their expenses incurred in connection with the offering in an amount up to $175,000. In accordance with FINRA Rule 5110, these reimbursed expenses are deemed underwriting compensation for this offering.

Option to Purchase Additional Shares

We have granted the underwriters an option to purchase up to 160,714 additional shares of our common stock, at the public offering price set forth on the cover page of this prospectus supplement, less the underwriting discount. The underwriters may exercise this option, in whole or in part, from time to time for a period of 30 days from the date of this prospectus supplement. If the underwriters exercise this option, each underwriter will be obligated, subject to the conditions in the underwriting agreement, to purchase a number of additional shares of our common stock proportionate to the number of shares reflected next to such underwriter’s name in the table above relative to the total number of shares reflected in such table.

Lock-Up Agreements

We, our executive officers and our directors are entering into lock-up agreements with the underwriters. Under these agreements, we and each of these persons may not, without the prior written approval of Brean Capital, LLC and subject to certain exceptions:

•
offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise directly or indirectly dispose of or transfer any shares of our common stock or any securities convertible into or exchangeable or exercisable for our shares of common stock, whether the common stock is owned on the date of this prospectus supplement or acquired after the date of this prospectus supplement, or file (with respect to the Company) or cause to be filed any registration statement relating to any of the restricted activities;
•
enter into any swap, hedge, or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the shares of our common stock, whether any such swap, hedge or transaction is to be settled by delivery of shares of our common stock or such other securities, in cash or otherwise; or
•
publicly disclose the intention to make any such offer, pledge, sale or disposition, or to enter into any such swap, hedge, transaction or other arrangement.

These restrictions are expressly agreed to in order to preclude us, and our executive officers and directors, from engaging in any hedging or other transaction or arrangement that is designed to, or which reasonably could be expected to, lead to or result in a sale, disposition or transfer, in whole or in part, of any of the economic consequences of ownership of our common stock, whether such transaction would be settled by delivery of our common stock or other securities, in cash or otherwise. These restrictions are subject to customary exceptions and will be in effect for a period of 90 days after the date of this prospectus supplement. At any time and without public notice, Brean Capital, LLC may, in its sole discretion, waive or release all or some of the securities from these lock-up agreements.

These restrictions also apply to securities convertible into or exchangeable or exercisable for or repayable with our common stock to the same extent as they apply to our common stock. They also apply to common stock owned now or later acquired by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Brean Capital, LLC may, in its sole discretion and at any time and from time to time, without notice, release all or any portion of the shares of our common stock and other securities that are restricted by these agreements from the restrictions listed above.

Exchange Listing

In connection with this offering, our common stock was approved for listing on Nasdaq under the symbol “QNBC” and will commence trading on the Nasdaq Capital Market on August 20, 2026. At the open of market on August 20, 2026, our common stock will cease to be traded on the OTCQX Market.

Indemnification and Contribution

We have agreed to indemnify the underwriters and their affiliates, selling agents, and controlling persons against certain liabilities, including under the Securities Act. If we are unable to provide this indemnification, we will contribute to the payments the underwriters and their affiliates, selling agents, and controlling persons may be required to make in respect of those liabilities.

Price Stabilization, Short Positions, and Penalty Bids

To facilitate this offering and in accordance with Regulation M under the Exchange Act, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of our common stock, including, but not limited to:

•
stabilizing transactions;
•
short sales; and

•
purchase to cover positions created by short sales.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These transactions may also include making short sales of our common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ purchase option referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which they may purchase shares through the purchase option described above. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market that could adversely affect investors who purchased in this offering.

As an additional means of facilitating our public offering, the underwriters may bid for, and purchase, shares of our common stock in the open market. The underwriting syndicate also may reclaim selling concessions allowed to an underwriter or a dealer for distributing shares of our common stock in this offering, if the syndicate repurchases previously distributed shares of our common stock to cover syndicate short positions or to stabilize the price of our common stock.

As a result of these activities, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time without notice. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. The underwriters may carry out these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise.

Electronic Distribution

A prospectus supplement in electronic format may be made available by e‑mail or on the websites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on the underwriters’ websites and any information contained on any other website maintained by any of the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by the underwriters or us, and should not be relied upon by investors.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment advisory, investment research, principal investment, hedging, financing, loan referrals, valuation, and brokerage activities. From time to time, the underwriters and/or their respective affiliates have directly and indirectly engaged, and may in the future engage, in various financial advisory, investment banking loan referrals, and commercial banking services with us and our affiliates, for which they received or paid, or may receive or pay, customary compensation, fees, and expense reimbursement. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and those investment and securities activities may involve securities and/or instruments of ours. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of those securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in those securities and instruments.

LEGAL MATTERS

The validity of the shares of common stock offered hereby and certain other legal matters in connection with the offering will be passed upon for us by Stevens & Lee, P.C., Philadelphia, Pennsylvania. Luse Gorman, PC, Washington, D.C. will pass upon certain legal matters in connection with this offering for the underwriters.

EXPERTS

The financial statements of the Company as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025, included in our Annual Report on Form 10-K for the year ended December 31, 2025, have been incorporated by reference in this prospectus and have been so incorporated in reliance on the reports of Baker Tilly US, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The financial statements of Victory as of December 31, 2025 and 2024 and for each of the fiscal years ended December 31, 2025 and 2024, included in our Current Report on Form 8-K/A filed with the Commission on June 8, 2026, have been incorporated by reference in this prospectus and have been so incorporated in reliance on the reports of Crowe, LLP, independent auditors, given on the authority of said firm as experts in accounting and auditing.

PROSPECTUS

$75,000,000

QNB CORP.

Common Stock

Warrants

Debt Securities

Units

We may offer and sell any combination of the securities listed above, in one or more offerings, up to a total dollar amount of $75,000,000. We may offer these securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more prospectus supplements. The debt securities and warrants may be convertible or exercisable or exchangeable for debt or equity securities of the Company or of one or more entities.

We will provide the specific terms of the securities offered in supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. Please read this prospectus, the applicable prospectus supplement and any related information, as well as any documents incorporated by reference in this prospectus or any prospectus supplement, carefully before you invest in any of our securities.

Our common stock is quoted on the OTCQX Best Market under the symbol “QNBC.” On August 5, 2026, the closing price of our common stock on the OTCQX Best Market was $43.94 per share. You are urged to obtain current market prices of our common stock. The applicable prospectus supplement will contain information, where applicable, as to any quotation on the OTCQX Best Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.

The securities may be offered and sold on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” on page 5 of this prospectus, in any prospectus supplement and in our periodic reports and other information we file with the Securities and Exchange Commission before making any decision to invest in our securities.

Our principal executive offices are located at 15 North Third Street, Quakertown, Pennsylvania 18951. Our website provides information about us, our history, goals and philosophy, as well as certain corporate press releases. Our website is located at http://www.QNBbank.com. The contents of our website do not constitute part of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this prospectus is August 14, 2026.

i

ABOUT THIS PROSPECTUS

In this prospectus, the “Company,” “we,” “our,” “ours,” and “us” refer to QNB Corp., which is a bank holding company formed under the laws of Pennsylvania and headquartered in Quakertown, Pennsylvania, and its subsidiary on a consolidated basis, unless the context otherwise requires. References to the “Bank” mean QNB Bank, a Pennsylvania state-chartered banking institution.

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the “Commission,” utilizing the “shelf” registration process. Under this process, we may, from time to time, offer and sell, in one or more offerings, the securities described in this prospectus with a total aggregate principal amount or initial purchase price amount of $75,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. You should read this prospectus, the prospectus supplement, and the information incorporated by reference in this prospectus before making an investment in our securities. See “Where You Can Find More Information” for more information. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

The registration statement that contains this prospectus, including the exhibits and the documents incorporated herein by reference, contains additional information about us and the securities offered under this prospectus and any prospectus supplement. The registration statement can be obtained at the Commission’s website or our website, which are mentioned in this prospectus under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus or any prospectus supplement and those documents incorporated by reference in this prospectus or any accompanying prospectus supplement. Neither we, nor the selling securityholders, have authorized anyone to provide you with information that is in addition to, or different from, that contained in this prospectus or any accompanying prospectus supplement. If anyone provides you with different or additional information, you should not rely on it. This prospectus may only be used where it is legal to sell these securities, and neither we nor any of the selling security holders have authorized anyone to make any representations in connection with an offering other than those contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. Neither this prospectus nor any prospectus supplement is an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus or any prospectus supplement, nor any sale made under this prospectus or any prospectus supplement will, under any circumstances, imply that information in this prospectus or any prospectus supplement is correct as of any date after the date of this prospectus or any such prospectus supplement.

We may sell our securities to underwriters who will in turn sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by us directly or through dealers or agents which we may designate from time to time. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any of those offers.

A prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to be received by the Company. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or the “Securities Act.”

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form S-3 filed by us with the Commission under the Securities Act. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus concerning the provisions of such documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

We file periodic reports, proxy statements and other information with the Commission. Our filings with the Commission are available to the public over the Internet at the Commission’s website at http://www.sec.gov. Our filings with the Commission are also available to the public on our website at http://www.QNBbank.com, as well as through document retrieval services.

The Commission allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file subsequently with the Commission will automatically update and supersede the information in this prospectus. In all cases, you should rely on the later information to the extent the information on any given topic included in this prospectus is different.

We incorporate by reference the documents listed below and any filings we make with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the initial filing of the registration statement that contains this prospectus and prior to the time that all the securities offered by this prospectus are sold by us; provided, however, that we are not incorporating any information that is deemed “furnished” in accordance with the Commission’s rules, including, but not limited to, information under Items 2.02 or Item 7.01 of any Current Report on Form 8-K including related exhibits:

•
our definitive proxy statement on Schedule 14A for the 2026 annual meeting of shareholders, filed on April 30, 2026;
•
our Annual Report on Form 10-K for the year ended December 31, 2025;
•
our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026;
•
our Current Reports on Form 8-K filed on February 19, 2026, February 25, 2026, April 7, 2026, May 13, 2026, June 8, 2026, June 10, 2026 and August 7, 2026;
•
the description of our common stock contained in the Registration Statement on Form 10 pursuant to which our common stock was registered under Section 12 of the Exchange Act as updated by Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2020.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the documents or information that have been incorporated by reference in this prospectus but not delivered with this prospectus. You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address and telephone number:

QNB Corp.
15 North Third Street
Quakertown, Pennsylvania 18951
Attention: Corporate Secretary
Telephone: (215) 538-5600

You should rely only on the information contained in this prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information. Neither the Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation of the contrary is a criminal offense.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and any information incorporated by reference herein or therein contain forward-looking statements relating to future events or our future results. These statements are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and are intended to come within the safe harbor protection provided by those sections. Statements that are not historical facts, including statements about our beliefs, opinions or expectations and statements that assume or are dependent upon future events, are forward-looking statements and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “may,” “could,” “should,” “goals” or “target.” Such statements are based on management’s expectations as of the date of this prospectus and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Such risks and uncertainties are discussed more fully under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2025, and include, but are not limited to the following:

•
statements and assumptions relating to financial performance;
•
statements relating to the anticipated effects on results of operations or financial condition from recent or future developments or events;
•
statements relating to our business and growth strategies and our regulatory capital levels; and
•
any other statements, projections or assumptions that are not historical facts.

Actual future results may differ materially from our forward-looking statements, and we qualify all forward-looking statements by various risks and uncertainties we face, some of which are beyond our control, as well as the assumptions underlying the statements, including, among others, the following factors:

•
the strength of the United States economy in general and the strength of the local economies in which we conduct operations and the impact they may have on us and our customers;
•
the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs;
•
the overall quality of the composition of our loan and securities portfolios;
•
electronic, cyber and physical security breaches;
•
our acquisition strategy may not be successful in identifying advantageous targets;
•
our ability to successfully integrate any assets, liabilities, customers, systems and management personnel we acquire, including Victory Bancorp, Inc., into our operations and our ability to realize related synergies, strategic gains, and cost savings may be significantly harder to achieve, if at all, or may take longer to achieve;
•
the occurrence of fraudulent activity, breaches or failures of our information security controls or cybersecurity-related incidents;
•
interruptions involving our information technology and telecommunications systems or third-party servicers;
•
legislative and regulatory changes;
•
changes in federal tax law or policy;
•
the effects of, and changes in, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System (the “Federal Reserve”);
•
inflation, interest rate, market and monetary fluctuations and their effect on the market value of financial assets;
•
fluctuations in the demand for loans, the number of unsold homes and other properties and fluctuations in real estate values in our market areas;

•
the results of examinations of us by the Federal Reserve and of the Bank by the Pennsylvania Department of Banking and Securities and the Federal Deposit Insurance Corporation (“FDIC”), including the possibility that the FDIC may, among other things, require the Bank to increase their capital ratios, increase their allowance for loan losses or to write down assets;
•
risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations;
•
our ability to control operating costs and expenses;
•
our ability to manage delinquency rates;
•
our ability to retain key members of our senior management team;
•
the costs of litigation, including settlements and judgments;
•
the increased competitive pressures among financial services companies;
•
the timely development of and acceptance of new products and services and the perceived overall value of these products and services by businesses and consumers, including the features, pricing and quality compared to our competitors’ products and services;
•
rapid technological changes and developments;
•
changes in consumer and business spending, borrowing and saving habits and demand for financial services in our market area;
•
the ability of key third-party providers to perform their obligations to us;
•
changes in auditing or accounting policies and practices, as may be adopted by the financial institution regulatory agencies, the Public Company Accounting Oversight Board or the Financial Accounting Standards Board;
•
the occurrence of extraordinary events (such as natural disasters, acts of terrorism, wars, or political conflicts);
•
other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services and the other risks described elsewhere herein or in the documents incorporated by reference herein and in our other filings with the Commission; and
•
our success at managing the risks involved in the foregoing.

Some of these and other factors are discussed in the “Risk Factors” section and elsewhere in this prospectus and in the documents incorporated by reference herein. The development of any or all of these factors could have an adverse impact on our financial position and results of operations.

Any forward-looking statements are based upon management’s beliefs and assumptions at the time they are made. We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, unless otherwise required to do so by law or regulation. In light of these risks, uncertainties and assumptions, the forward-looking statements discussed in this prospectus or in the documents incorporated by reference herein might not occur, and you should not put undue reliance on any forward-looking statements.

If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this prospectus and in the information incorporated by reference herein. Therefore, we caution you not to place undue reliance on our forward-looking information and statements. We will not update the forward-looking statements to reflect actual results or changes in the factors affecting the forwarding-looking statements.

Forward-looking statements should not be viewed as predictions, and should not be the primary basis upon which investors evaluate us. Any investor in our common stock should consider all risks and uncertainties disclosed in our filings with the Commission described above under the heading “Where You Can Find More Information,” all of which are accessible on the Commission’s website at http://www.sec.gov.

ABOUT QNB CORP.

QNB Corp. (the “Company”) is a Pennsylvania corporation (OTCQX symbol: QNBC) and registered bank holding company headquartered in Quakertown, Pennsylvania. The Company conducts business through its wholly-owned banking subsidiary, QNB Bank, a Pennsylvania-chartered bank (the “Bank”).

The Bank is engaged in the general commercial banking business and provides a full range of banking services to its customers. These banking services consist of, among other things, attracting deposits and using these funds in making commercial loans, residential mortgage loans, consumer loans, and purchasing investment securities. These deposits are in the form of time, demand and savings accounts. Time deposits include certificates of deposit and individual retirement accounts. The Bank’s demand and savings accounts include money market accounts, interest-bearing demand accounts (including a higher yielding checking account), club accounts, traditional statement savings accounts, and a higher yielding online savings account.

For the year ended December 31, 2025, net income was $14.1 million. At December 31, 2025, total assets were $1.9 billion, total deposits were $1.6 billion, and shareholders’ equity was $129.6 million.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully read and consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and any updates described in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the Commission in the future, together with information in this prospectus and any other information incorporated by reference into this prospectus. See the section of this prospectus entitled “Where You Can Find More Information.” The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

Unless otherwise set forth in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes. General corporate purposes may include, among other purposes, contribution to the capital of the Bank to support their lending and investing activities; the repayment of debt; to support or fund acquisitions of other institutions or branches, if opportunities for such transactions become available; and investments in activities that are permitted for bank holding companies. We may temporarily invest funds that we do not immediately need for these purposes in investment securities or use them to make payments on our borrowings. The applicable prospectus supplement will provide details on the use of proceeds of any specific offering.

SECURITIES WE MAY OFFER

The securities that may be offered from time to time through this prospectus are:

•
common stock;
•
debt securities, which we may issue in one or more series;
•
warrants entitling the holders to purchase other securities; and
•
units consisting of any combination of the above securities.

We will describe the terms of particular securities that we may offer in the future in a prospectus supplement that we will deliver with this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. In each prospectus supplement we will include, if relevant and material, the following information:

•
type and amount of securities that we propose to sell;
•
initial public offering price of the securities;
•
maturity;
•
original issue discount, if any;
•
rates and times of payment of interest, dividends or other payments, if any;
•
redemption, conversion, exercise, exchange, settlement or sinking fund terms, if any;
•
ranking as to priority of payment upon liquidation or right to payment of dividends;
•
voting or other rights, if any;
•
conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;
•
names of the underwriters, agents or dealers, if any, through or to which we will sell the securities;
•
compensation, if any, of those underwriters, agents or dealers;
•
details regarding over-allotment options, if any;
•
net proceeds to us;
•
information about any securities exchange or automated quotation system on which the securities will be listed or traded;
•
material United States federal income tax considerations applicable to the securities;
•
any material risk factors associated with the securities; and
•
any other material information about the offer and sale of the securities.

In addition, the applicable prospectus supplement and any related free writing prospectus may add, update or change the information contained in this prospectus or in the documents we have incorporated by reference.

DESCRIPTION OF COMMON STOCK

The following description of our common stock is a summary, which includes only those terms of our common stock that we believe will be most important to your decision to invest in our common stock. It is our articles of incorporation and bylaws as well as the Pennsylvania Business Corporation Law of 1988, as amended, referred to as the PBCL, however, and not this summary, which define your rights as a holder of our common stock. This summary is qualified in its entirety by reference to the complete text of these documents and the “PBCL,” which you should read for a full description of the terms of our common stock. Our articles of incorporation and bylaws are incorporated by reference in this prospectus as exhibits to the registration statement of which this prospectus is a part.

Authorized Shares of Capital Stock

The Company’s articles of incorporation authorize the issuance of up to 10,000,000 shares of common stock, $0.625 par value per share. The Company’s common stock is registered under Section 12 of the Exchange Act. As of December 31, 2025, we had 3,738,875 shares of common stock issued and outstanding. As of the date hereof, the Company does not have any shares of preferred stock authorized.

Voting Rights

Holders of our common stock are entitled to one vote for every share having voting power on all matters submitted for action by the shareholders. Holders of our common stock do not have cumulative voting rights in the election of directors.

Our articles of incorporation generally provide that any merger, consolidation, sale of substantially all of the Company’s assets, or other “Business Combination” transaction more fully described below, must be approved by the affirmative vote of not less than 75% of the Company’s then outstanding voting stock. Under the articles of incorporation, the 75% affirmative shareholder vote would not be required if: (a) a majority of the board of directors has given prior approval to the acquisition by the Related Person (as defined below) involved in the Business Combination of 20% or more of the outstanding shares of our common stock which resulted in that person becoming a Related Person; or (b) a majority of the board of directors has approved the Business Combination prior to the time that the person became a Related Person.

The term “Business Combination” means:

•
any merger or consolidation of the Company or a subsidiary with or into a Related Person;
•
any sale, lease, exchange, transfer or other disposition, including without limitation mortgage or any other security device of all or any substantial part of the assets of the Company (including without limitation any securities of a subsidiary) or of a subsidiary, to a Related Person;
•
any merger or consolidation of a Related Person with or into the Company or a subsidiary;
•
any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of a Related Person to the Company or a subsidiary;
•
the issuance of any securities of the Company or a subsidiary to a Related Person;
•
the acquisition by the Company or a subsidiary of any securities of a Related Person;
•
any reclassification of voting stock of the Company, or any recapitalization involving voting stock of the Company, consummated within five years after a Related Person became a Related Person;
•
any loan or other extension of credit by the Company or a subsidiary to the Related Person or any guarantees by the Company or a subsidiary of any loan or other extension of credit by any person to a Related Person; and
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any agreement, contract or other arrangement provided for any of the transactions described in the definition of Business Combination.

“Related Person” means any individual, corporation, partnership or other person or entity which, together with its “affiliates” and “associates” (as those terms are defined in the Company’s articles of incorporation) is the beneficial owner, directly or indirectly, of 20% or more of our outstanding voting stock.

Dividends and Distributions

Holders of our common stock are entitled to dividends and other distributions ratably as and when declared by the board of directors of the Company from assets legally available therefor. Specifically, dividends may be paid in cash, property or shares of our common stock, unless the Company is insolvent or the dividend payment would render it insolvent. Dividend payments and distributions are subject to other legal requirements and, generally, may be paid in cash or property provided that, after giving effect to the dividend or distribution, the total assets of the Company would not be less than the total liabilities of the Company plus the amount necessary to satisfy the preferential rights, if any, of shareholders whose preferential rights are superior to those receiving the dividend or distribution.

Ranking

Upon the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, after the payment in full of its debts and other liabilities, the remainder of its assets, if any, are to be distributed ratably among the holders of our common stock.

No Conversion Rights; No Preemptive Rights; No Redemption

Holders of our common stock have no preemptive or conversion rights and are not subject to further calls or assessment by the Company. There are no redemption or sinking fund provisions applicable to our common stock.

Fully Paid and Nonassessable

Outstanding shares of our common stock are validly issued, fully-paid and nonassessable.

Anti-Takeover Provisions

Certain provisions of the Company’s articles of incorporation, bylaws and the PBCL may have the have the effect of delaying, deferring, or preventing a change in control of the Company:

Pennsylvania Anti-Takeover Provisions

Certain anti‑takeover provisions of the PBCL apply to Pennsylvania registered corporations (e.g., publicly traded companies) including those relating to (1) control share acquisitions, (2) disgorgement of profits by certain controlling persons, (3) business combination transactions with interested shareholders, and (4) the rights of shareholders to demand fair value for their stock following a control transaction. Pennsylvania law allows corporations to opt-out of these anti‑takeover sections under certain circumstances, but the Company has not opted out of any of these provisions. A general summary of these applicable anti‑takeover provisions is set forth below.

Control Share Acquisitions. Pennsylvania law regarding control share acquisitions relates to the act of acquiring for the first time voting power over voting shares (other than (i) shares owned continuously by the same natural person since January 1, 1988, (ii) shares beneficially owned by any natural person or trust, estate, foundation or similar entity to the extent such shares were acquired solely by gift, inheritance, bequest, device or other testamentary distribution, directly or indirectly, from a natural person who beneficially owned the shares prior to January 1, 1988 or (iii) shares acquired pursuant to a stock split, stock dividend or similar distribution with respect to shares that have been beneficially owned continuously since their issuance by the corporation by the shareholder that acquired them from the corporation or that were acquired from such shareholder pursuant to (ii) above) equal to: (a) at least 20% but less than 33 1/3%; (b) at least 33 1/3% but less than 50%; or (c) 50% or more of the voting power of the corporation. Once a control share acquisition has occurred, then all shares in excess of the triggering threshold, plus shares purchased at any time with the intention of acquiring such voting power or shares purchased within 180 days of the date the triggering threshold was exceeded, are considered control shares. Control shares cannot vote either until their voting rights have been restored by two separate votes of the shareholders, as described below, or until they have been transferred to a person who is not an affiliate of the transferor and does not thereby also become the holder of control shares.

The holder of control shares may wait until the next annual or special meeting after the acquisition took place to submit the question of the restoration of voting rights to the shareholders, or the acquiring person may accelerate the process by agreeing to underwrite the cost of a special meeting of shareholders for that purpose. In either case, the acquiring person is required to furnish for distribution to the shareholders an information statement containing a detailed disclosure concerning the acquiring person, its intentions with respect to ownership of securities of the corporation and other matters. As an alternative, a person submitting a bona fide written offer to make a control share acquisition may request prospective approval by the shareholders of the exercise of the voting rights of the shares proposed to be acquired, provided that the control share acquisition is consummated within 90 days after shareholder approval is obtained. Two shareholders’ votes are required to approve the restoration of voting rights. First, the approval of a majority of all voting power must be obtained. Second, the approval of a majority of all disinterested shareholders must be obtained.

For a period of 24 months after the later of (a) a control share acquisition by an acquiring person who does not properly request consideration of voting rights, or (b) the denial of such a request or lapse of voting rights, the corporation may redeem all the control shares at the average of the high and low public market sales price of the shares on the date notice of the call for redemption is given by the corporation.

Disgorgement of Profits by Certain Controlling Persons. Pennsylvania law regarding disgorgement of profits by certain controlling persons applies in the event that (a) any person or group directly or indirectly publicly discloses or causes to be disclosed that the person or group may seek to acquire control of the corporation, or (b) a person or group acquires, offers to acquire or directly or indirectly publicly discloses (or causes to be disclosed an intent to acquire) 20% or more of the voting power of the corporation and, in either case, sells shares within 18 months thereafter. Any profits from sales of equity securities of the corporation received by the person or group during such 18‑month period will belong to the corporation if the securities that were sold were acquired during the 18‑month period after or within 24 months prior to becoming a controlling person.

Business Combination Transactions with Interested Shareholders. Pennsylvania law regarding business combination transactions with interested shareholders provides that a person who acquires the direct or indirect beneficial ownership of shares entitled to cast at least 20% of the votes entitled to be cast for the election of directors or an affiliate or associate of the corporation who at any time within the prior five years was the beneficial owner, directly or indirectly, of 20% of the voting shares of the corporation is an “interested shareholder.” A corporation subject to this provision may not effect mergers or certain other business combinations with the interested shareholder for a period of five years, unless:

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the business combination or the acquisition of stock by means of which the interested shareholder became an interested shareholder is approved by the corporation’s board of directors prior to such stock acquisition;
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the business combination is approved by the affirmative vote of the holders of all the outstanding common shares of the corporation; or
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the business combination is approved by the affirmative vote of the holders of a majority of all shares entitled to vote, excluding votes of shares held by the interested shareholders or their affiliates, and at the time of such vote, the interested shareholder is the beneficial owner of at least 80% of the voting shares of the corporation. This exception applies only if the value of the consideration to be paid by the interested shareholder in connection with the business combination satisfies certain fair price requirements.

After the five-year restricted period, an interested shareholder of the corporation may engage in a business combination with the corporation if (a) the business combination is approved by the affirmative vote of a majority of the shares other than those beneficially owned by the interested shareholder and its affiliates, or (b) the merger is approved at a shareholders meeting and certain fair price requirements are met.

Rights of Shareholders to Demand Full Value for their Stock Following Control Transaction. Under Pennsylvania law, a control transaction is an acquisition by a person or group of the voting power over at least 20% of the voting shares of the corporation. Subject to exceptions, if a Pennsylvania registered corporation is subject to a control transaction, the controlling person or group must provide prompt notice of the transaction to the court and each shareholder of record holding voting shares. Any holder of voting shares may make a written demand on the controlling person or group for payment in cash of the fair value of each voting share at the date on which the control transaction occurs. The minimum value that a shareholder can receive is the highest price paid per share by the controlling person or group within the 90‑day period ending on and including the date of the control transaction. If any shareholder believes the fair value of her shares is higher than the price offered by the controlling person or group, the shareholder may file a petition with the court seeking appraisal of the shares.

Staggered Board of Directors

The bylaws provide for the classification of the board of directors into three classes with each class serving a staggered three-year term. As a result of this classification, only one-third of the entire board of directors stands for election in any one year and a minimum of two annual meetings would be required to elect a majority of the board of directors. This may have the effect of deterring or discouraging, among other things, a proxy contest for control of the Company, the assumption of control of the Company by a holder of a large block of our common stock, and the removal of incumbent management of the Company and the Bank.

Calling of Special Meetings of Shareholders

Pursuant to the bylaws, special meetings of shareholders may only be called by the President of the Company, or by a majority of the Company’s board of directors.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

The bylaws provide that notice of any proposal by a shareholder which the shareholder desires to submit to a vote at an annual meeting, including any director nominations, must be made by notice in writing, delivered or mailed by first class United States mail, postage prepaid, to the President of the Company not less than ninety (90) days nor more than one hundred twenty (120) days prior to any annual meeting of shareholders. The bylaws also specify requirements as to the contents of the shareholder’s notice or nomination. If notice is not provided in accordance with these provisions, a shareholder’s proposal will not appear on the meeting agenda.

Removal of Directors

Under Pennsylvania law, directors of the Company can be removed from office by a vote of shareholders only for cause.

Board of Directors May Consider Factors When Evaluating Take-Over Offer

The articles of incorporation provide that, when evaluating any offer by another party or a tender or exchange offer for any equity security of the Company or to enter into a merger or other business combination with the Company, the board may consider, among other factors: (i) the social and economic effects on the employees, customers and other constituents of the Company and its subsidiaries and on the communities in which the Company and its subsidiaries operate or are located, and (ii) the desirability of the Company continuing as an independent entity.

Amendments to Articles of Incorporation

The articles of incorporation provide that, in addition to any affirmative vote required by law, the articles of incorporation may be amended by the affirmative vote of the holders of a majority of the outstanding shares of voting stock; provided, however the approval of any amendment to Article V (shares), Article VII (business combinations) and Article VIII (amendments) of the articles of incorporation requires the affirmative vote of holders of at least 75% of the outstanding shares of voting stock. The PBCL also provides that our shareholders are not entitled by statute to propose amendments to the articles of incorporation.

Amendments to Bylaws

The bylaws provide that our bylaws may be amended or repealed, in whole or in part, by the affirmative vote of a majority of the board of directors at any regular or special meeting of the board of directors. The PBCL provides that the ability of our board of directors to adopt, amend or repeal the bylaws is subject to the power of shareholders to change such action. The PBCL also provides that the board of directors does not have the authority to adopt or change a bylaw on specified subjects, including, but not limited to, authorized capital, the personal liability of directors, various matters relating to our board of directors, and matters relating to the voting rights of shareholders.

Transfer Agent and Registrar

Computershare is the transfer agent and registrar for our common stock.

Restrictions on Ownership

Federal and state banking laws also impose notice, approval and ongoing regulatory requirements on any shareholder or other party that seeks to acquire direct or “indirect” control of an FDIC-insured depository institution. These laws include the Bank Holding Company Act of 1956, the Change in Bank Control Act of 1978 and the Pennsylvania Banking Code of 1965. The Bank Holding Company Act of 1956 generally prohibits any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of the Company. “Control” is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. In addition, any existing bank holding company would need the prior approval of the Federal Reserve before acquiring 5% or more of the voting stock of the Company. In addition, the Change in Bank Control Act of 1978 prohibits a person or group of persons from acquiring control of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as the Company, could constitute acquisition of control of the bank holding company. Under the Pennsylvania Banking Code of 1965, prior approval of the Pennsylvania Department of Banking and Securities is required prior to the acquisition of 10% or more of any Pennsylvania chartered bank, such as the Bank, or its holding company.

The overall effect of these provisions may be to deter a future offer or other merger or acquisition proposals that a majority of our shareholders might view to be in their best interests as the offer might include a substantial premium over the market price of our common stock at that time. In addition, these provisions may have the effect of assisting the board of directors and management in retaining their respective positions and placing them in a better position to resist changes that the shareholders may want to make if dissatisfied with the conduct of our business.

DESCRIPTION OF WARRANTS

We may issue, together with other securities or separately, warrants to purchase our common stock in one or more series together with other securities or separately, as described in each applicable prospectus supplement. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent would act solely as our agent in connection with the warrants of the series being offered and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

This section, along with the description in the applicable prospectus supplement, is a summary of certain provisions of the forms of warrant agreements and warrant certificates and is not complete. We urge you to read any applicable warrant agreements and warrant certificates, because those documents, and not these descriptions, define your rights as a holder of warrants. We will file copies of the forms of the warrant agreements and warrant certificates as exhibits to the registration statement of which this prospectus is a part or an amendment thereto, or as exhibits to a Current Report on Form 8-K.

The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

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the title of the warrants;
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the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;
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the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;
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the price or prices at which the warrants will be issued;
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the aggregate number of warrants;
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any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;
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the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;
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if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;
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if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;
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if applicable, a discussion of the material U.S. federal income tax considerations applicable to the warrants;
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any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;
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the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

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the maximum or minimum number of warrants which may be exercised at any time;
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whether the warrants are to be issued in registered or bearer form;
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whether the warrants are extendible and the period or periods of such extendibility; and
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information with respect to book-entry procedures, if any.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.

Each warrant will entitle the holder thereof to purchase for cash the amount of shares of common stock or other securities at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrant(s).

DESCRIPTION OF DEBT SECURITIES

The following is a description of the material features, terms and provisions of debt securities that we may offer. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement relating to those debt securities and any other offering materials that we may provide.

We may issue debt securities from time to time in one or more series. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors.

We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, claims of holders of debt securities will generally have a junior position to claims of creditors of our subsidiaries (including, without limitation, the Bank), except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a shareholder in any distribution of assets of any subsidiary (and thus the ability of holders of debt securities to benefit from such distribution as our creditors) is junior to creditors of each subsidiary, including depositors of the Bank.

We may issue senior debt securities or subordinated debt securities under one or separate indentures, which may be supplemented or amended from time to time. Senior debt securities will be issued under one or more senior indentures, and subordinated debt securities will be issued under one or more subordinated indentures. Any senior debt indentures and subordinated debt indentures are referred to individually in this prospectus as the “indenture” and collectively as the “indentures.” The particular terms of a series of debt securities will be described in a prospectus supplement relating to such series of debt securities. Any indentures will be subject to and governed by the Trust Indenture Act, as amended, and may be supplemented or amended from time to time following their execution and will be filed as exhibits to the registration statement of which this prospectus forms a part or incorporated therein by reference. To the extent we desire any debt securities issued to qualify as regulatory capital, such debt securities must conform to the applicable regulations of our primary bank regulators.

Any indentures will contain the full legal text of the matters described in this section of the prospectus. Because this section is a summary, it does not describe every aspect of the debt securities or any applicable indentures. This summary is therefore subject to and is qualified in its entirety by reference to all the provisions of any applicable indenture, including any definitions of terms used in such indenture. Your rights will be defined by the terms of any applicable indenture, not the summary provided herein. This summary is also subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements.

The debt securities may be denominated and payable in U.S. dollars. We may also issue debt securities, from time to time, with the principal amount, interest or other amounts payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices, indices or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance. In addition, we may issue debt securities as part of any units issued by us. All references in this prospectus or any prospectus supplement to other amounts will include premiums, if any, other cash amounts payable under the applicable indenture, and the delivery of securities or baskets of securities under the terms of the debt securities. Debt securities may bear interest at a fixed rate, which may be zero, or a floating rate.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. A prospectus supplement relating to an issue of original issue discount securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to original issue discount securities.

We will set forth in the applicable prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or other securities that holders of the series of debt securities receive would be subject to adjustment.

We will generally have no obligation to repurchase, redeem, or change the terms of debt securities upon any event (including a merger, consolidation, change in control or disposition of substantially all of our assets) that might have an adverse effect on our credit quality.

Terms of Debt Securities to be Included in the Prospectus Supplement

The prospectus supplement relating to any series of debt securities that we may offer will set forth the price or prices at which the debt securities will be offered, and will contain the specific terms of the debt securities of that series. These terms may include, without limitation, the following:

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the title of the debt securities and whether they are senior debt securities or subordinated debt securities;
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the amount of debt securities issued and any limit on the amount that may be issued;
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the price(s) (expressed as a percentage of the principal amount) at which the debt securities will be issued;
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if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity of those debt securities;
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the maturity date or dates, or the method for determining the maturity date or dates, on which the principal of the debt securities will be payable and any rights of extension;
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the rate or rates, which may be fixed or variable, or the method of determining the rate or rates at which the debt securities will bear interest, if any;
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the date or dates from which any interest will accrue and the date or dates on which any interest will be payable, the regular related record dates and whether we may elect to extend or defer such interest payment dates;
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the place or places where payments will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us may be served;
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the period or periods within which, the price or prices at which and the other terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option, if we are to have such an option;

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our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which and the other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;
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the currency or currencies in which the debt securities may be purchased, are denominated and are payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the related terms and conditions, including whether we or the holders of any such debt securities may elect to receive payments in respect of such debt securities in a currency or currency unit other than that in which such debt securities are stated to be payable;
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whether the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies or with reference to changes in prices of particular securities or commodities, and the manner in which the amounts are to be determined;
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any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default, amendments, merger, consolidation and sale, or covenants set forth in the applicable indenture;
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whether the debt securities will be in registered or bearer form or both and, if in registered form, their denominations, if other than $1,000 and any integral multiple thereof, and, if in bearer form, their denominations, if other than $5,000, and the related terms and conditions;
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if the debt securities will be issuable only in global form, the depository or its nominee with respect to the debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;
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the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture and any additional or different terms on which the series of debt securities may be defeased;
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whether and the extent to which the debt securities will be guaranteed, any guarantors and the form of any guarantee;
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whether the debt securities can be converted into or exchanged for other securities of the Company and the related terms and conditions;
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whether the debt securities will be sold as part of units consisting of debt securities and other securities;
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whether the debt securities will be issued in certificated or book-entry form;
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if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for the debt securities to be authenticated and delivered;
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any trustee, depositary, authenticating agent, paying agent, transfer agent, registrar or other agent with respect to the debt securities; and
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any other terms of the debt securities.

DESCRIPTION OF UNITS

We may issue, in one more series, units comprised of shares of our common stock, warrants to purchase common stock, debt securities or any combination of those securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

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the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
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any provisions of the governing unit agreement that differ from those described herein; and
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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The other provisions regarding our common stock, warrants and debt securities as described in this section will apply to each unit to the extent such unit consists of shares of our common stock, warrants and/or debt securities.

GLOBAL SECURITIES

Book-Entry, Delivery and Form

If so provided in a prospectus supplement, the securities initially will be issued in a book-entry form and represented by one or more global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary, or (“DTC”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

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a limited purpose trust company organized under the New York Banking Law;
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a “banking organization” within the meaning of the New York Banking Law;
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a member of the Federal Reserve System;
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a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and
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a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended, or (“Exchange Act”).

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Participants of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC or direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depository or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, unless a shorter period is satisfactory to the applicable trustee or other designated party.

Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchases of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

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DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;
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we determine, in our sole discretion, not to have such securities represented by one or more global securities; or
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an Event of Default has occurred and is continuing with respect to such series of securities,
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we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Other

The information in this section of this prospectus concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC are solely within the control of DTC and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee, nor any broker, dealer, underwriter or agent of ours involved in the offer or sale of any offered securities, has any control over DTC and none of us or them takes any responsibility for DTC’s activities. You are urged to contact DTC or its participants directly to discuss those matters. In addition, although we expect that DTC will perform the foregoing procedures, DTC is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor the trustee nor any agent of ours or of the trustee, nor any broker, dealer, underwriter or agent of ours involved in the offer or sale of any offered securities, will have any responsibility for the performance or nonperformance by DTC or its participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby, from time to time, by one or more of the following methods, or any combination thereof:

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to or through underwriters or dealers, with or without an underwriting syndicate, for them to offer and sell to the public;
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directly to one or more purchasers in negotiated purchases or in competitively bid transactions;
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through designated agents;
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directly to holders of warrants exercisable for our securities upon the exercise of such warrants; or
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through a combination of any of these methods of sale.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering. We will set forth the terms of the offering of securities in a prospectus supplement, including:

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the name or names of any underwriters, dealers, or agents and the type and amounts of securities underwritten or purchased by each of them;
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the public offering price of the securities and the proceeds to us and any discounts, commissions or concessions allowed or reallowed or paid to underwriters or dealers; and
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any delayed delivery arrangements.

The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions, either:

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at a fixed price or prices, which may be changed;
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at market prices prevailing at the time of sale;
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at prices related to the prevailing market prices; or
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at negotiated prices.

Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are quoted on the OTCQX Best Market. Any common stock sold pursuant to a prospectus supplement will be quoted on the OTCQX Best Market, subject to official notice of issuance. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

If we use dealers in the sale of securities, we will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of our securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on an exchange or admitted for trading on an automated quotation system, in the over-the-counter market, or otherwise.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

LEGAL MATTERS

Stevens & Lee, P.C., Reading, Pennsylvania, will pass upon certain legal matters with respect to the securities offered by us from time to time pursuant to this prospectus, unless we indicate otherwise in a prospectus supplement.

The name of the law firm advising any underwriters or agents with respect to certain issues relating to any offering will be set forth in the applicable prospectus supplement.

EXPERTS

The financial statements of the Company as of December 31, 2025 and 2024 and for each of the three years in the period ended December 31, 2025, included in our Annual Report on Form 10-K for the year ended December 31, 2025, have been incorporated by reference in this Prospectus and have been so incorporated in reliance on the reports of Baker Tilly US, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

The financial statements of The Victory Bancorp, Inc. as of December 31, 2025 and 2024 and for each of the fiscal years ended December 31, 2025 and 2024, included in our Current Report on Form 8-K/A filed with the Commission on June 8, 2026, have been incorporated by reference in this Prospectus and have been so incorporated in reliance on the reports of Crowe, LLP, independent auditors, given on the authority of said firm as experts in accounting and auditing.

1,071,428 Shares

Common Stock

Prospectus Supplement

Brean Capital, LLC Performance Trust Capital Partners

August 19, 2026